Employment Agreement

         EMPLOYMENT AGREEMENT, dated as of December 15, 1994, between New World Communications Group Incorporated, a Delaware corporation (the "Company"), and Arthur H. Bilger (the "Executive").

         The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

        Accordingly, the Company and the Executive hereby agree as follows:

            Employment, Duties and Acceptance.

            1.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as President and Chief Operating Officer or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such duties consistent with such position as may be assigned to the Executive by the Board of Directors of the Company (the "Board") or by the Chief Executive Officer (the "CEO") of the Company. Executive's duties will include supervision of day-to-day operations of the Company and its wholly-owned subsidiaries. Executive will report to the CEO.

            1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment (subject only to the Executive's services as Executive Vice President and Chief Operating Officer of Andrews Group Incorporated ("Andrews")), and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be. The Company agrees to include the Executive in its slate of nominees to the Board of Directors at each annual or special meeting held during the Term for the purpose of electing directors.

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            1.3      Location.  The duties to be performed by the Executive
hereunder shall be performed primarily at the office of the Company in Los Angeles, California, subject to reasonable travel requirements on behalf of the Company.

        2.  Term of Employment; Certain Post-Term Benefits.

            2.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on December 15, 1994 and shall end on December 14, 1997 or such other date on which the Term shall terminate or be extended pursuant to Section 2.2.

            2.2      Termination and Extension.

            2.2.1 Termination Without Cause. At any time the Company may, by written notice to the Executive, terminate the Term for reasons other than those specified in Sections 4.1, 4.2 and 4.3 hereof ("Termination Without Cause"). In such event, such termination will be treated in the same manner as a termination by the Executive under Section 4.4 hereof and the Executive and the Company, following the delivery of such notice of termination under this Section 2.2.1, shall have the same rights and obligations provided for under such Section 4.4.

            2.2.2 Extension of the Term. Unless either the Executive or the Company gives the other written notice of non-extension of the Term prior to December 15, 1996, commencing on that date the Term will automatically extend on a daily basis for each day after such date that neither the Executive nor the Company gives the other written notice of the termination of any further extension of the Term. The effect of this provision is to extend the Term daily so that, if extended, it may be terminated by delivery of a twelve-month notice of termination or pursuant to another provision of this Agreement.

            2.3 Special Curtailment. The Term also shall end earlier than the original December 14, 1997 termination date provided in Section 2.1 or any extended termination date provided in Section 2.2.2, in either case if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to Section 4.4.


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        3.  Compensation; Benefits.

            3.1 Salary. The Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $1,000,000, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). In the event that the Company, in its sole discretion beyond the requirements of this Agreement, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

            3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive shall receive any bonus or bonuses which the Board or the CEO in its or his discretion may award to the Executive for services performed during the Term.

            3.3 Business Expenses. The Company shall provide the Executive with an office, secretary and other support services commensurate with his position and responsibilities. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers; provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Chairman of the Board of Directors, the Board of Directors or the CEO. The Company shall also pay for the travel costs of Executive's spouse from time to time when accompanying Executive on business trips. All travel and overnight accommodation expenses paid or reimbursed under this Section 3.3 may be first class as elected and actually incurred by Executive.

            3.4 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

            3.5 Fringe Benefits. During the Term and except as specified in Paragraph 8 of Appendix I hereto, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees generally, together with executive medical bene-
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fits for the Executive, the Executive's spouse and the Executive's children as from time to time in effect for officers of the Company generally; provided, however, that to the extent that Executive is being provided any substantially similar benefit or a more beneficial benefit of the same nature, in either case by or through Andrews, the Executive shall not be entitled to also receive such benefit under this section 3.5 or Appendix I hereto.

            3.6      Stock Options.   The Executive has concurrently with the
commencement of his employment received an award of non-qualified options to acquire 225,000 shares of the Company's Class A Common Stock under the Company's 1994 Stock Option Plan at the exercise price (subject to adjustment in accordance with the terms of such options) of $11.875 per share pursuant to a Stock Option Agreement in the form of Exhibit A.

            3.7 Additional Benefits. During the Term, the Executive shall be entitled to such other benefits as are specified in Appendix I to this Agreement.

            3.8 Warrants. As an inducement to his acceptance of the Executive's employment with the Company, the Executive concurrently with the commencement of his employment received on December 15, 1994, subject only to approval (as hereinafter described) by holders of a majority of the outstanding Class A Common Stock voting at the Company's 1995 Annual Meeting of Stockholders or by written consent, an award of Warrants to acquire 1,000,000 shares of the Company's Class A Common Stock at an initial exercise price of $11.875 per share (with the number of shares and exercise price being subject to adjustment in accordance with the terms of such warrants) pursuant to a Warrant Agreement in the form of Exhibit B (the "Warrants"). The warrants are issued and granted pursuant to the Company's 1994 Executive Stock Warrant Plan (the "Plan") which was adopted subject to approval of the Plan by the Company's stockholders. The Company covenants and agrees that (i) in its proxy statement for its 1995 Annual Meeting of Stockholders (which will be held not later than July 31, 1995) the Company will solicit approval of the Plan and the award of the Warrants to the Executive thereunder in satisfaction of the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and will recommend approval of such Plan and award by its stockholders and (ii) in the event that a written consent approving the Plan and such award is delivered pursuant to
Section 228 of the Delaware General Corporation Law, it will promptly comply with the requirement of such Section. The award of the Warrants shall be governed by the Plan and the Warrant Agreement and

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shall not be affected by (and this Section 3.8 shall survive) the termination for any reason of the Executive's employment with the Company or Andrews or of this Agreement or the Employment Agreement, dated as of December 15, 1994, between the Executive and Andrews.

        4.  Termination.

            4.1 Death. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Executive's beneficiary designated by the Executive in writing or, in the absence of such designation, the Executive's estate shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary in the manner specified in Sections 3.1 and 3.2, until the end of the Term (as in effect under Section 2 hereof (with Executive's death being treated as a notice of non-renewal under Section 2.2.2) immediately prior to the Executive's death).

            4.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive (i) continued payments in an amount equal to 60% of the Base Salary in the manner specified in Section 3.1 until the end of the Term (as in effect under Section 2 hereof (with the Company's notice of termination being treated also as a notice of non-renewal under Section 2.2.2) immediately prior to such termination), and
(ii) such amounts and benefits, if any, specified in Appendix I other than Paragraphs 2, 4 and 7. If the Executive shall die before receiving all payments to be made by the Company in accordance with the foregoing, such payments shall be made to a beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation, to the Executive's estate.

            4.3 Cause. The Company, acting through its Board of Directors, may terminate the Executive's employment hereunder for Cause. For purposes of this
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Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's:

            (i)      conviction of the commission of a felony; or

            (ii) willful and continuing failure substantially to perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

            (iii) willful misconduct that is demonstrably and materially injurious to the Company or its subsidiaries, whether monetarily or otherwise; or

            (iv)     willful breach of the provisions of Section 5 hereof.

Upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned or otherwise vested to the date of such termination.

            4.4 Company Breach. In the event of the breach of any material provision of this Agreement by the Company, the Executive shall be entitled to terminate the Term upon 45 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates the Term or this Agreement Without Cause, the Company shall by written notice to the Executive provide the Executive with an option, exercisable by the Executive within no more than fifteen (15) days after delivery of the Company's option notice to Executive, to receive payment from the Company in satisfaction of the balance of the Company's obligation to the Executive in one of the following methods: (i) promptly, in one lump sum payment, an amount equal to the sum of (a) all amounts of Base Salary payable to the date of termination, and (b) an amount equal to one year's Base Salary at the rate in effect on the termination date; or (ii) payment of the amounts described in (i)(a) promptly and thereafter continued payment as and when otherwise due of the Base Salary for the balance of the Term ("Damage Period") as would otherwise then be in effect but for termination (with the notice of termination being deemed a notice of non-renewal under Section 2.2.2) and the
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continuation during the Damage Period of payment or provision of such amounts and benefits, if any, specified in Section 3.5 and in Appendix I (other than Paragraphs 2, 4 and 7.) Should Executive fail during the fifteen day option period to select by written notice to the Company either option (i) or (ii), the Company may select one of such options for him. The Executive shall have no duty to mitigate damages through the acceptance of other employment or otherwise, provided that to the extent that the Executive shall accept employment in an executive capacity and shall receive the salary and benefit of plans and benefits similar to or commensurate with those provided for hereunder during the Damage Period from other employer(s) (without regard to when benefits are paid), salary and the benefits provided by the Company pursuant to this Section 4.4 shall be correspondingly reduced.

            4.5 Change of Control. Within the first ninety (90) days following the Executive's being given written notice of any Change of Control, (as hereinafter defined), the Executive shall be entitled to terminate the Term. Such termination of the Term shall be made by written notice given by the Executive to the Company not less than 30 days prior to the termination date (which 30-day notice period may be waived, in whole or in part, by the Company in its discretion). Upon such termination, the Company shall be obligated to pay the Executive on the date of termination all amounts of Base Salary and all accrued benefits to the date of termination but shall have no further obligations to the Executive under this Agreement except that for the lesser period of one year following the date of termination or the end of the Term then in effect the Company shall continue to provide Executive the benefits specified in Section 3.5 and in Appendix I (other than paragraphs 2, 3, 4, 5 and 7 thereof), unless Executive (without any duty to do so) accepts other employment during such period and receives in such capacity the benefit of plans and benefits (without regard to when benefits are paid), similar to or commensurate with those provided for by this sentence, in which event such benefits provided by the Company pursuant to this sentence shall be correspondingly reduced. For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to occur if during the Term, Ronald O. Perelman, individually, or his estate, heirs or personal representatives or any trust created for the benefit of his children, or any corporation or other entity which such persons control directly or indirectly, cease to maintain beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), individually or in the aggregate, of securities of the Company representing a combined voting power of the Company's then outstanding

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securities greater than the voting power of securities of the Company beneficially owned by any other "person" or "group" (as such terms are defined in Rule 13d-5 of the Exchange Act); provided; however, that no Change of Control shall be deemed to occur unless such other person or group shall beneficially own securities of the Company representing 25% or more of the combined voting power of the Company's voting securities. The Company shall be obligated to give Executive written notice promptly upon the occurrence of a Change of Control.

            4.6 Litigation Expenses. If the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment as to such matter in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding. Such costs shall be paid to the Executive promptly upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses.

        5.   Protection of Confidential Information;
             Non-Competition; Non-Solicitation

             The Executive acknowledges that the Executive's work for the Company (i) will necessarily bring the Executive into close contact with many confidential, proprietary and non-public matters relating to the Company, its subsidiaries and affiliates, including (without limitation) financial and contractual matters and other proposals and plans, (ii) will attach a measure of the Company's valuable goodwill to the Executive, and (iii) will expose the Executive to business opportunities which rightfully belong to the Company. The Executive further acknowledges that the Company would suffer damage to its business and goodwill should Executive fail to maintain the confidentiality of information, compete with the Company or solicit Company employees in violation of the Agreement.

            5.1  The Executive agrees:

            5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company (where "Company" includes for purposes of this Section 5.1 any subsidiary or parent of the Company), including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive

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heretofore or hereafter, and not to disclose them to anyone outside of the
Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; and

            5.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, files, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

            5.2        The Executive further agrees:

            5.2.1 For so long as the Executive is employed by the Company, the Executive shall not, directly or indirectly, enter the employ of, or without the consent of the Company, render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account, and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided that nothing contained in this Section 5.2.1 shall be deemed to prohibit the Executive from retaining or acquiring, solely as a passive investment, up to five (5%) percent of the outstanding shares of capital stock or partnership interest of any corporation or partnership. In the event of termination for Cause, for a period of one year following the date of termination of the Executive's employment with the Company, the Executive shall not serve in an executive capacity with (or as a director of) any business involved in the (i) development, production or distribution (through licensing or otherwise) domestically or internationally of television programming, (ii) broadcasting of television programming or ownership or control of FCC-granted licenses to broadcast television signals anywhere in the U.S. or (iii) solicitation, sale or placement of media advertising or advertising availabilities in connection with programming. Notwithstanding the foregoing, the provisions of this Section 5.2.1 shall have no force and effect following a Termination Without Cause or a termination by the Executive of this Agreement pursuant to Sections 4.4 or 4.5.

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            5.2.2      During the Term and for a period of one year thereafter
(or during the Term, the Damage Period and for a period of one year thereafter if Option (ii) of Section 4.4 is elected), the Executive shall not, directly or indirectly, (i) induce or encourage any management employee of the Company or any subsidiary or affiliate of the Company on the termination date to leave employment with the Company or such subsidiary or affiliate, or (ii) employ, hire, or establish a business with, or cause or encourage any third person to employ, hire, or establish a business with, any person who is (or was within the period of three months preceding such action by the Executive) employed by the Company or any subsidiary or affiliate of the Company in a management capacity.

            5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

            5.4 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

            5.5 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision, or the breadth thereof, the parties agree that the court making such determination shall have the power to reduce the duration or breadth of such provision, as the case may be, and, in its reduced form, said provision shall then be enforceable.

            5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in

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any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.


        6.  Intellectual Property.

        The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

        7.   Indemnification.

        The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, liabilities, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding (whether civil or criminal) to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company or having provided services to the Company or any subsidiary or affiliate of the Company, whether before or after the execution of this Agreement. To the extent permitted by law, expenses so incurred by the Executive in defending a civil or criminal action, suit or proceeding shall at his request be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the Executive to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company under applicable law. This Section 7 shall survive any termination or expiration of this Agreement or the Term.


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        8.   Notices.

        All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

        If to the Company, to:
            New World Communications Group
              Incorporated
            35 East 62nd Street
            New York, New York 10021
            Attention:  William C. Bevins, CEO

        If to the Executive, to:
            Arthur H. Bilger
            1060 Laurel Way
            Beverly Hills, California 90210


        9.  General.

            9.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

            9.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            9.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

            9.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder to any party in connection with any sale, transfer or other disposition of all or the substantial portion of its business or assets to such

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party; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

            9.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

        10.       Subsidiaries and Affiliates.


        10.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             NEW WORLD COMMUNICATIONS GROUP
                               INCORPORATED


                             By: /s/William C. Bevins
                                 ---------------------
                                    William C. Bevins



                                 /s/Arthur H. Bilger
                                 --------------------
                                    Arthur H. Bilger


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                                 APPENDIX I

Additional Benefits:

        1. Medical Examination. The Executive shall be reimbursed by the Company for the reasonable cost of one annual medical examination upon presentation of an expense statement.

        2. Automobile. The Company shall afford the Executive the right to use an automobile on a continuing basis and shall provide garaging near the Executive's business office in Los Angeles all on the following basis. The Company shall pay, upon presentation of an expense statement, all reasonable expenses associated with the operation of such automobile and the rental of such garage space in the same manner as is, from time to time, in effect with respect to executive officers of the Company generally, including, without limitation, all reasonable maintenance and insurance expenses. The automobile furnished by the Company shall be a late model Mercedes 500S or other vehicle of similar or lesser cost to be reasonably selected by the Executive. Upon the expiration of the Term, the Executive promptly shall return the automobile to the Company.

        3. Tax Advisor. The Executive shall be reimbursed by the Company, upon presentation of an expense statement, for the reasonable fees and disbursements of a personal tax advisor to be selected by the Executive.

        4. Country Club Membership. The Company shall reimburse the Executive, upon presentation of an expense statement, for all reasonable initiation fees and periodic dues for membership of one country or city club in the Los Angeles metropolitan area of the Executive's choice.

        5. Estate Planning. The Executive shall be reimbursed by the Company, upon presentation of an expense statement, for the reasonable fees and disbursements of an estate planning advisor to be selected by the Executive.

        6. Disability. If the Company elects to terminate the Term pursuant to Section 4.2 of the Agreement, in addition to the amounts payable under such Section, for the shorter of the period the Executive remains disabled or until the Executive has attained the age of 65, the Company shall continue to provide benefits for the Executive, his spouse and children under the corporate group medical (including the executive medical plan) insurance plan, to the extent permitted by such plans and to the extent such benefits continue to be provided to the Company's employees

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or officers, as applicable, generally.

        7. Aircraft. The Company shall make available to Executive (at no cost to Executive) a late model Hawker 1000 or other jet aircraft of comparable or superior capability for the Executive's business travel by air during the Term in the performance of his services under this Agreement.

        8. Split-dollar Insurance. For the lesser of (A) five (5) years, or (B)the later of (i) the expiration of the Term other than pursuant to Section
4.4 or pursuant to a Termination Without Cause and (ii) one (1) year following the date the Term terminates pursuant to Section 4.4 or pursuant to a Termination Without Cause ("Program Termination Date") and in lieu of any other life insurance which would otherwise have been provided to Executive pursuant to
Section 3.5 or any other plan, arrangement or program of the Company or its affiliates, the Company shall pay the premiums on and provide to Executive (or his designees) the life insurance policy and program described on Schedule II to this Agreement. On the Program Termination Date, Executive will repay (or cause to be repaid) to the Company the amount of premiums (without interest) theretofore paid by the Company with respect to such policy and the Company will release to the Executive (or his designee) the Company's collateral assignment on such policy.



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